FOR IMMEDIATE RELEASE
                                                                       Contacts:
                                                                       Joe Hodas
                                                                    720-374-4504
                                                          jhodas@flyfrontier.com

                 Frontier Airlines to Begin Focus City Expansion from
                            Los Angeles International Airport
    Frontier to Begin New Non-Stop Service from Los Angeles to St. Louis,
Minneapolis and Kansas City as well as Denver to Anchorage and Washington-Dulles

         DENVER (Dec. 18, 2003) - Marking the first expansion of point-to-point routes outside of its Denver International Airport (DEN) hub, Frontier Airlines
(Nasdaq: FRNT) today announced plans to begin service between Los Angeles International
Airport (LAX) and Kansas City International Airport (MCI), Lambert-St. Louis
International Airport (STL), and Minneapolis/St. Paul International Airport (MSP),
beginning Apr. 11, 2004.  The airline will operate two daily non-stop flights between Los Angeles (LAX) and each of these three cities.  The new routes will complement Frontier's existing six daily non-stops between Denver and Los Angeles, as well as its service between Denver and Ontario (ONT), San Diego (SAN) and Orange
County (SNA).
         In addition to Frontier's expansion in Los Angeles, the airline also announced separately today that it will start one daily non-stop flight from its
Denver hub to Anchorage International Airport (ANC) on May 9, 2004 and two daily non-stops to Washington Dulles International Airport (IAD) on Apr. 11, 2004, as
well as two-daily non-stops to El Paso International Airport (ELP) on Feb. 8, 2004 that will replace its existing service via Albuquerque.
         "Today marks a critical and exciting juncture for Frontier Airlines, its employees and its loyal customers," said Senior Vice President of Marketing Sean
Menke. "We have focused on the growth of our hub in Denver for the past ten years, and we feel comfortable that we are now at a point that we can begin to fully leverage and utilize that asset as we begin to offer non-stop service outside of
Denver to complement our hub schedule.  The result will be better utilization of our planes as well as our facilities, and more options for travelers in Los Angeles, which has always been our most popular destination.  We look forward to making our mark in Los Angeles, one of the world's greatest destinations, and complementing the extensive service we already offer in Southern California."
         Following are the Los Angeles flight schedules:

                                 Los Angeles-St. Louis
  Flight Number              Departs             Arrives               Frequency

     1286                  9:35 a.m.           3:10 p.m.                Daily
      1287                  4:20 p.m.           9:55 p.m.                Daily

                                 St. Louis-Los Angeles
  Flight Number              Departs             Arrives               Frequency

      1409                  7:00 a.m.           9:05 a.m.                Daily
      1407                  2:30 p.m.           4:35 p.m.                Daily

                                 Los Angeles-Kansas City
  Flight Number              Departs             Arrives               Frequency

      1831                  9:45 a.m.           2:50 p.m.                Daily
      1830                  5:35 p.m.          10:40 p.m.                Daily

                                 Kansas City-Los Angeles
  Flight Number              Departs             Arrives               Frequency

      1832                  7:25 a.m.           8:55 a.m.                Daily
      1833                  3:30 p.m.           5:00 p.m.                Daily

                             Los Angeles-Minneapolis/St.Paul
  Flight Number              Departs             Arrives               Frequency

     1106                  9:50 a.m.           3:20 p.m.                Daily
      1109                  5:25 p.m.          10:55 p.m.                Daily

                             Minneapolis/St. Paul-Los Angeles
  Flight Number              Departs             Arrives               Frequency

      1416                  7:10 a.m.           9:10 a.m.                Daily
      1414                  3:00 p.m.           5:00 p.m.                Daily

                  All times given in local arrival or departure city times.

         The airline published an introductory fare sale for flights to/from Los
Angeles with fares starting as low as $198 round-trip between Los Angeles and
Minneapolis/St. Paul, Kansas City and St. Louis. Introductory fares require a round-trip purchase and are available for purchase through 10:00 p.m. MT on Jan.
31, 2004 for travel beginning Apr. 11, 2004.

         Introductory sale fares may not be available on all flights/dates.
         Once purchased, these fares are non-refundable and non-transferable, but may be reissued for a $100 change fee plus any applicable difference in fare. Fares do not include passenger facilities fees of up to $18 round-trip, the September 11th Security Fee of $2.50 per enplanement, or segment fees of $3.  A segment is defined as one takeoff and one landing. Prices subject to change and other restrictions may apply.

         To celebrate the new service, members of Frontier Airlines' frequent flyer program, EarlyReturns, will receive double bonus miles for travel to and from Los Angeles between Apr. 11, 2004 and June 30, 2004.  To enroll in the program, customers can visit Frontier's Web site at WWW.FRONTIERAIRLINES.COM, pick up an EarlyReturns enrollment form at any Frontier airport counter or call
Frontier's EarlyReturns Service Center toll-free hotline at 866-26-EARLY or Frontier's reservations at 800-4321-FLY.

About Frontier

Currently in its tenth year of operations, Denver-based Frontier Airlines is the second largest jet service carrier at Denver International Airport with a fleet of 39 aircraft and employing approximately 3,800 aviation professionals. Frontier, in conjunction with Frontier JetExpress operated by Mesa Air Group ("Mesa"), operates routes linking our Denver hub to 37 cities in 22 states spanning the nation from coast-to-coast and to four cities in Mexico. Frontier's maintenance and engineering department has received the Federal Aviation Administration's highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for four consecutive years. In August 2003, Frontier ranked as one of the "Top 10 Domestic Airlines" as determined by readers of Travel & Leisure magazine. Frontier provides capacity information and other operating statistics on its Web site, which may be viewed at WWW.FRONTIERAIRLINES.COM.